Exhibit 99.1

CRITEO REPORTS FOURTH QUARTER AND FISCAL YEAR 2020 FINANCIAL RESULTS

Q4 Revenue ex-TAC and Adjusted EBITDA Above Top End of Guidance
Company Targeting Low to Mid Single Digit Growth in Fiscal 2021
Announces a $100 Million Share Repurchase Authorization

NEW YORK - February 10, 2021 - Criteo S.A. (NASDAQ: CRTO), the global technology company powering the world’s marketers with trusted and impactful advertising, today announced financial results for the fourth quarter and fiscal year ended December 31, 2020 that exceeded the top end of its most recent quarterly guidance.

Fourth Quarter and Fiscal Year 2020 Financial Highlights:

The following table summarizes our consolidated financial results for the three months and twelve months ended December 31, 2020 and 2019:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	YoY Change	2020	2019	YoY Change
	(in millions, except EPS data)
GAAP Results
Revenue	$661	$653	1%	$2,073	$2,262	(8)%
Net Income	$47	$41	13%	$75	$96	(22)%
Diluted EPS	$0.73	$0.65	12%	$1.16	$1.38	(16)%
Cash from operating activities	$44	$59	(26)%	$185	$223	(17)%
Net cash position	$488	$419	17%	$488	$419	17%

Non-GAAP Results[1]
Revenue ex-TAC	$253	$266	(5)%	$825	$947	(13)%
Revenue ex-TAC margin	38%	41%	(3)%	40%	42%	(2)%
Adjusted EBITDA	$103	$109	(6)%	$251	$299	(16)%
Adjusted diluted EPS	$0.98	$1.08	(9)%	$2.17	$2.67	(19)%
Free Cash Flow (FCF)	$22	$42	(48)%	$120	$125	(4)%
FCF / Adjusted EBITDA	21%	38%	(17)%	48%	42%	6%

Megan Clarken, Chief Executive Officer of Criteo, said, "I am proud of how much we achieved in 2020. We made multiple structural changes across the company that we believe have set Criteo up for sustainable profitable growth and led to significant over-performance of guidance during Q4."
Clarken continued: "We believe that our transformation into a Commerce Media Platform, building on our unique Commerce data and Reach assets and purpose-built marketing and monetization capabilities, positions us for durable growth and long-term shareholder value."

Q4 2020 Operating Highlights

•Total clients grew 6% year-over-year to 21,460 after adding close to 900 net new clients, the highest level for over three years (since Q3 2017).
•Same-client revenue2 increased 7% year-over-year (vs. a 6% decline in Q3 2020) and same-client Revenue ex-TAC2 decreased 1% year-over-year (vs. 11% decline in Q3 2020) at constant currency3, including approximately 11 points directly attributable to the COVID-19 disruption on both metrics.
•New solutions grew 38% year-over-year to 24% of total Revenue ex-TAC.
•Retail Media grew 41% year-over-year, and same-client Revenue for Retail Media increased 72% year-over-year (69% on a same-client Revenue ex-TAC basis).
•Pacvue integrated with Retail Media's Sponsored Products ads, through the Retail Media API, on Target's website and app.

___________________________________________________
1 Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA at constant currency, Adjusted EBITDA margin, Adjusted diluted EPS, Free Cash Flow and growth at constant currency are not measures calculated in accordance with U.S. GAAP.
2Same-client revenue or Revenue ex-TAC is the revenue or Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.
3Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2019 average exchange rates for the relevant period to 2020 figures.

Financial Summary

Revenue for the quarter was $661 million and Revenue ex-TAC was $253 million. Q4 2020 Adjusted EBITDA was $103 million, resulting in an adjusted diluted EPS of $0.98. At constant currency, Q4 2020 Revenue was flat and Revenue ex-TAC declined by 6%, largely due to continued and anticipated negative COVID impact. Excluding the estimated $26 million impact of the pandemic, we estimate that Revenue ex-TAC increased about 3% in Q4 2020. Revenue for the fiscal year 2020 was $2,073 million and Revenue ex-TAC was $825 million, declining by 8% and 13% respectively at constant currency. FY 2020 Adjusted EBITDA was $251 million, resulting in an adjusted diluted EPS of $2.17. Free cash flow was $22 million in Q4 2020 and $120 million for the fiscal year 2020, down only 4% year-over-year. Free cash flow conversion of 48% of Adjusted EBITDA in fiscal year 2020 was the highest level since 2014. We had $488 million in cash on our balance sheet at fiscal year-end.

Sarah Glickman, Chief Financial Officer, said, "Solid execution across the board, in particular in our core business and new solutions, allowed us to beat the high-end of our most recent top line guidance by 10% in Q4. Our focus now is to drive growth across the business while balancing smart investments with a more efficient organization."

Revenue and Revenue ex-TAC

Q4 2020

Revenue increased by 1% year-over-year, or was flat at constant currency, to $661 million (Q4 2019: $653 million), after an estimated $68 million net negative business impact from the COVID-19 disruption, or approximately 10 points of the year-over-over decline at constant currency. Revenue ex-TAC decreased 5% year-over-year, or 6% at constant currency, to $253 million (Q4 2019: $266 million), after an approximately $26 million net negative business impact from the COVID-19 disruption, or approximately 10 points of the year-over-over decline at constant currency. Strong performance of our retargeting product during an extended shopping season, sustained growth of our Retail Media business, and continued growth of our Audience Targeting and Omnichannel solutions were offset by the COVID-19 pandemic impact, which we consider as retail bankruptcies and softness with our Travel and Classifieds clients. Revenue ex-TAC as a percentage of revenue, or Revenue ex-TAC margin, was 38% (Q4 2019: 41%).

•In the Americas, Revenue increased 2% year-over-year, or 3% at constant currency, to $313 million and represented 47% of total Revenue. Revenue ex-TAC declined 7% year-over-year, or 5% at constant currency, to $109 million and represented 43% of total Revenue ex-TAC.
•In EMEA, Revenue increased 7% year-over-year, or 3% at constant currency, to $232 million and represented 35% of total Revenue. Revenue ex-TAC increased 3% year-over-year, or decreased 1% at constant currency, to $95 million and represented 38% of total Revenue ex-TAC.
•In Asia-Pacific, Revenue declined 10% year-over-year, or 14% at constant currency, to $116 million and represented 18% of total Revenue. Revenue ex-TAC declined 15% year-over-year, or 18% at constant currency, to $49 million and represented 19% of total Revenue ex-TAC.

Fiscal Year 2020

Revenue declined 8% year-over-year (8% at constant currency), to $2,073 million (FY 2019: $2,262 million), after an estimated $266 million net negative business impact from the COVID-19 disruption, or approximately 12 points of the year-over-over decline at constant currency. Revenue ex-TAC decreased 13% year-over-year (13% at constant currency), to $825 million (FY 2019: $947 million), after an approximately $106 million net negative business impact from the COVID-19 disruption, or approximately 11 points of the year-over-over decline at constant currency. Growth in our midmarket business and increased adoption of new solutions, in particular Retail Media and our Audience Targeting solutions, were offset by the decline in our core business with large clients, primarily as a result of the COVID-19 pandemic impact, which we consider as retail bankruptcies and softness with our Travel and Classifieds clients. Revenue ex-TAC as a percentage of revenue, or Revenue ex-TAC margin, was 40% (FY 2019: 42%).

•In the Americas, Revenue declined 6% year-over-year, or 5% at constant currency, to $895 million and represented 43% of total Revenue. Revenue ex-TAC declined 13% year-over-year, or 11% at constant currency, to $325 million and represented 39% of total Revenue ex-TAC.
•In EMEA, Revenue declined 7% year-over-year, or 8% at constant currency, to $750 million and represented 36% of total Revenue. Revenue ex-TAC declined 10% year-over-year, or 11% at constant currency, to $316 million and represented 38% of total Revenue ex-TAC.
•In Asia-Pacific, Revenue declined 15% year-over-year, or 16% at constant currency, to $428 million and represented 21% of total Revenue. Revenue ex-TAC declined 17% year-over-year, or 18% at constant currency, to $183 million and represented 23% of total Revenue ex-TAC.

Net Income and Adjusted Net Income

Q4 2020

Net income increased 13% year-over-year to $47 million (Q4 2019: $41 million). Net income margin as a percentage of revenue was 7% (Q4 2019: 6%). In the fourth quarter 2020, we incurred $4 million in restructuring related and transformation costs. Net income available to shareholders of Criteo S.A. increased 8% year-over-year to $45 million, or $0.73 per share on a diluted basis (Q4 2019: $42 million, or $0.65 per share on a diluted basis).

Adjusted Net Income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring related and transformation costs and the tax impact of these adjustments, decreased 12% year-over-year to $61 million, or $0.98 per share on a diluted basis (FY 2019: $70 million, or $1.08 per share on a diluted basis).

Fiscal Year 2020

Net income decreased 22% year-over-year to $75 million (FY 2019: $96 million). Net income margin as a percentage of revenue was 4% (FY 2019: 4%). In the course of the fiscal year 2020, we incurred $20 million in restructuring related and transformation costs. Net income available to shareholders of Criteo S.A. decreased 21% year-over-year to $72 million, or $1.16 per share on a diluted basis (FY 2019: $91 million, or $1.38 per share on a diluted basis).

Adjusted Net Income decreased 24% year-over-year to $134 million, or $2.17 per share on a diluted basis (FY 2019: $175 million, or $2.67 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Q4 2020

Adjusted EBITDA decreased 6% year-over-year, or 9% at constant currency, to $103 million (Q4 2019: $109 million), driven by the Revenue ex-TAC performance over the period, including the still meaningful impact of the COVID-19 pandemic, partly offset by effective cost discipline, including in lower headcount and the optimization of real estate footprint. Adjusted EBITDA as a percentage of Revenue ex-TAC, or Adjusted EBITDA margin, was 41% (Q4 2019: 41%).

Operating expenses decreased 14% or $25 million, to $151 million (Q4 2019: $176 million), mostly driven by lower headcount-related expense and disciplined expense management across the Company. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring related and transformation costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, decreased 6% or $8 million, to $130 million (Q4 2019: $138 million), largely driven by lower headcount and effective cost discipline across the Company.

Fiscal Year 2020

Adjusted EBITDA decreased 16% year-over-year, or 17% at constant currency, to $251 million (FY 2019: $299 million), driven by the Revenue ex-TAC performance over the period, including the still meaningful impact of the COVID-19 pandemic, partly offset by effective cost discipline, including in lower headcount and the optimization of real estate footprint. Adjusted EBITDA as a percentage of Revenue ex-TAC, or Adjusted EBITDA margin, was 30% (FY 2019: 32%).

Operating expenses decreased 16% or $109 million, to $579 million (FY 2019: $688 million), mostly driven by lower headcount-related expense and disciplined expense management across the Company. Non-GAAP Operating Expenses decreased 14% or $82 million, to $493 million (FY 2019: $575 million), largely driven by lower headcount and effective cost discipline across the Company.

Cash Flow, Cash and Financial Liquidity Position

Q4 2020

Cash flow from operating activities decreased 26% year-over-year to $44 million (Q4 2019: $59 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, decreased 48% to $22 million (Q4 2019: $42 million), or 21% of Adjusted EBITDA (Q4 2019: 38%), due to the Adjusted EBITDA decline over the period and negative changes in payables relating to capital expenditures.

Fiscal Year 2020

Cash flow from operating activities decreased 17% year-over-year to $185 million (FY 2019: $223 million).

Free Cash Flow decreased only 4% to $120 million (FY 2019: $125 million), representing 48% of Adjusted EBITDA (FY 2019: 42%), or the highest level since fiscal year 2014.

Cash and cash equivalents increased $69 million compared to December 31, 2019 to $488 million, after spending $44 million on share repurchases in the fiscal year 2020.

The Company had financial liquidity of approximately $960 million, including its cash position, marketable securities and its Revolving Credit Facility as of December 31, 2020.

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of February 10, 2021.

Fiscal year 2021 guidance:
•We are targeting low to mid-single digit growth in Revenue ex-TAC at constant-currency.
•We expect an Adjusted EBITDA margin above 30% of Revenue ex-TAC.

First quarter 2021 guidance:
•We expect Revenue ex-TAC to be around $200 million, implying constant-currency decline of about 4% year-over-year.
•We expect Adjusted EBITDA to be above $60 million.

The above guidance for the first quarter and the fiscal year ending December 31, 2021 assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.847, a U.S. dollar-Japanese Yen rate of 108, a U.S. dollar-British pound rate of 0.76, a U.S. dollar-Korean Won rate of 1,200 and a U.S. dollar-Brazilian real rate of 5.7.

The above guidance assumes no acquisitions are completed during the first quarter ending March 31, 2021 and fiscal year ended December 31, 2021.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Announcement of a Share Repurchase Authorization of up to $100 million

The Company is executing on its strategic plan, continues to invest in the growth of the business, leveraging its strong balance sheet position, and is confident in its transformation. In order to meet its equity obligations to employees while taking advantage of the attractive level of its share price, Criteo today announces that the Board of Directors has authorized a share repurchase program of up to $100 million of the Company’s outstanding American Depositary Shares. The Company intends to use repurchased shares under this new program to satisfy employee equity obligations in lieu of issuing new shares, which would limit future dilution for its shareholders.

Under the terms of the authorization, the stock purchases may be made from time to time on the NASDAQ Global Select Market in compliance with applicable state and federal securities laws and applicable provisions of French corporate law. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability, as determined by Criteo’s management team. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission ("SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies.

Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring related and transformation costs, acquisition-related costs and deferred price consideration.
During the period, we have broadened the definition of Adjusted EBITDA to exclude costs related to restructuring and transformation costs, in addition to restructuring charges previously excluded. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring related and transformation costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring related and transformation costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring related and transformation costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow Conversion is defined as free cash flow divided by Adjusted EBITDA. Free Cash Flow and Free Cash Flow Conversion are key measures used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow and Free Cash Flow Conversion permit a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring related and transformation costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending March 31, 2021 and the year ended December 31, 2021, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the COVID-19 pandemic on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2020, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic continues to have a significant impact on Criteo's business, financial condition, cash flow and results of operations. There are significant uncertainties about the duration and the extent of the impact of the virus.

Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s senior management team will discuss the Company’s earnings on a call that will take place today, February 10, 2021, at 8:00 AM ET, 2:00 PM CET. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

•U.S. callers:             +1 855 209 8212
•International callers:        +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company powering the world’s marketers with trusted and impactful advertising. 2,600 Criteo team members partner with over 21,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, SVP, Market Relations & Capital Markets, e.lassalle@criteo.com
Clemence Vermersch, Director, Investor Relations, c.vermersch@criteo.com

Criteo Public Relations
Jessica Meyers, Director, Public Relations, Americas, j.meyers@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$488,011	$418,763
Trade receivables, net of allowances of $39.9 million and $16.1 million at December 31, 2020 and December 31, 2019, respectively	474,055	481,732
Income taxes	11,092	21,817
Other taxes	69,987	60,924
Other current assets	21,405	17,225
Total current assets	1,064,550	1,000,461
Property, plant and equipment, net	189,505	194,161
Intangible assets, net	79,744	86,886
Goodwill	325,805	317,100
Right of Use Asset - operating lease	114,012	142,044
Marketable securities	41,809	—
Non-current financial assets	18,109	21,747
Deferred tax assets	19,876	27,985
Total non-current assets	788,860	789,923
Total assets	$1,853,410	$1,790,384

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$367,025	$390,277
Contingencies	2,250	6,385
Income taxes	2,626	3,422
Financial liabilities - current portion	2,889	3,636
Lease liability - operating - current portion	48,388	45,853
Other taxes	58,491	50,099
Employee - related payables	85,272	74,781
Other current liabilities	33,390	35,886
Total current liabilities	600,331	610,339
Deferred tax liabilities	5,297	9,272
Retirement benefit obligation	6,167	8,485
Financial liabilities - non-current portion	386	769
Lease liability - operating - non-current portion	83,007	117,988
Other non-current liabilities	5,535	5,543
Total non-current liabilities	100,392	142,057
Total liabilities	700,723	752,396
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 66,272,106 and 66,197,181 shares authorized, issued and outstanding at December 31, 2020 and December 31, 2019, respectively.	2,161	2,158
Treasury stock, 5,632,536 and 3,903,673 shares at cost as of December 31, 2020 and December 31, 2019, respectively.	(85,570)	(74,900)
Additional paid-in capital	693,164	668,389
Accumulated other comprehensive income (loss)	16,028	(40,105)
Retained earnings	491,359	451,725
Equity - attributable to shareholders of Criteo S.A.	1,117,142	1,007,267
Non-controlling interests	35,545	30,721
Total equity	1,152,687	1,037,988
Total equity and liabilities	$1,853,410	$1,790,384

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	YoY Change	2020	2019	YoY Change

Revenue	$661,282	$652,640	1%	$2,072,617	$2,261,516	(8)%

Cost of revenue
Traffic acquisition cost	(408,108)	(386,388)	6%	(1,247,571)	(1,314,947)	(5)%
Other cost of revenue	(34,700)	(31,328)	11%	(137,028)	(117,533)	17%

Gross profit	218,474	234,924	(7)%	688,018	829,036	(17)%

Operating expenses:
Research and development expenses	(32,797)	(40,585)	(19)%	(132,513)	(172,591)	(23)%
Sales and operations expenses	(85,871)	(98,080)	(12)%	(330,285)	(375,477)	(12)%
General and administrative expenses	(32,623)	(37,382)	(13)%	(116,395)	(139,754)	(17)%
Total Operating expenses	(151,291)	(176,047)	(14)%	(579,193)	(687,822)	(16)%
Income from operations	67,183	58,877	14%	108,825	141,214	(23)%
Financial expense	(111)	(1,521)	(93)%	(1,939)	(5,749)	(66)%
Income before taxes	67,072	57,356	17%	106,886	135,465	(21)%
Provision for income taxes	(20,254)	(15,882)	28%	(32,197)	(39,496)	(18)%
Net Income	$46,818	$41,474	13%	$74,689	$95,969	(22)%

Net income available to shareholders of Criteo S.A.	$45,277	$42,024	8%	$71,679	$90,745	(21)%
Net income available to non-controlling interests	$1,541	$(550)	NM	$3,010	$5,224	(42)%

Weighted average shares outstanding used in computing per share amounts:
Basic	60,336,486	63,430,621		60,876,480	64,305,965
Diluted	62,348,489	64,655,065		61,818,593	65,598,588

Net income allocated to shareholders per share:
Basic	$0.75	$0.66	14%	$1.18	$1.41	(16)%
Diluted	$0.73	$0.65	12%	$1.16	$1.38	(16)%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	YoY Change	2020	2019	YoY Change
Net income	$46,818	$41,474	13%	$74,689	$95,969	(22)%
Non-cash and non-operating items	48,887	53,546	(9)%	154,629	126,281	22%
- Amortization and provisions	26,960	39,729	(32)%	106,591	97,110	10%
- Equity awards compensation expense (1)	6,305	4,239	49%	28,770	40,999	(30)%
- Net gain or (loss) on disposal of non-current assets	(20)	—	NM	2,714	—	NM
- Change in deferred taxes	11,417	16,792	(32)%	3,720	15,418	(76)%
- Change in income taxes	3,456	(8,076)	NM	10,867	(28,015)	NM
- Other	769	862	(11)%	1,967	769	NM
Changes in working capital related to operating activities	(51,625)	(35,661)	45%	(43,962)	582	NM
- (Increase) / Decrease in trade receivables	(126,486)	(119,288)	6%	(3,957)	876	NM
- Increase / (Decrease) in trade payables	61,989	63,750	(3)%	(33,314)	(14,145)	NM
- (Increase) / Decrease in other current assets	(9,476)	5,481	NM	(7,188)	7,631	NM
- Increase in other current liabilities	26,406	16,116	64%	6,261	11,390	(45)%
- Change in operating lease liabilities and right of use assets	(4,058)	(1,720)	NM	(5,764)	(5,170)	11%
CASH FROM OPERATING ACTIVITIES	44,080	59,359	(26)%	185,356	222,832	(17)%
Acquisition of intangible assets, property, plant and equipment	(10,250)	(13,373)	(23)%	(67,287)	(82,716)	(19)%
Change in accounts payable related to intangible assets, property, plant and equipment	(12,052)	(4,147)	NM	1,818	(15,224)	NM
Payment for businesses, net of cash acquired	(1,173)	—	NM	(1,176)	(4,582)	(74)%
Change in other non-current financial assets	(13,819)	(17)	NM	(34,448)	(1,366)	NM
CASH USED FOR INVESTING ACTIVITIES	(37,294)	(17,537)	NM	(101,093)	(103,888)	(3)%
Proceeds from borrowings under line-of-credit agreement	(4,315)	—	NM	153,188	—	NM
Repayment of borrowings	(167,163)	(516)	NM	(167,344)	(1,022)	NM
Proceeds from capital increase	1,626	1,053	54%	1,727	1,691	2%
Repurchase of treasury stocks	—	(40,985)	(100)%	(43,655)	(58,588)	(25)%
Change in other financial liabilities	347	(25)	NM	(1,663)	(1,192)	40%
CASH USED FOR FINANCING ACTIVITIES	(169,505)	(40,473)	NM	(57,747)	(59,111)	(2)%
Effect of exchange rates changes on cash and cash equivalents	23,986	8,236	NM	42,732	(5,496)	NM
Net increase (decrease) in cash and cash equivalents	(138,733)	9,585	NM	69,248	54,337	27%
Net cash and cash equivalents at beginning of period	626,744	409,178	53%	418,763	364,426	15%
Net cash and cash equivalents at end of period	$488,011	$418,763	17%	$488,011	$418,763	17%

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(5,381)	$(7,166)	(25)%	$(17,610)	$(52,093)	(66)%
Cash paid for interest	$(1,336)	$(308)	NM	$(2,155)	$(1,403)	54%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $5.7 million and $3.9 million of equity awards compensation expense for the quarter ended December 31, 2020 and 2019, respectively, and $27.1 million and $39.6 million of equity awards compensation for the twelve months ended December 31, 2020 and 2019, respectively.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	YoY Change	2020	2019	YoY Change

CASH FROM OPERATING ACTIVITIES	$44,080	$59,359	(26)%	$185,356	$222,832	(17)%
Acquisition of intangible assets, property, plant and equipment	(10,250)	(13,373)	(23)%	(67,287)	(82,716)	(19)%
Change in accounts payable related to intangible assets, property, plant and equipment	(12,052)	(4,147)	NM	1,818	(15,224)	NM
FREE CASH FLOW (1)	$21,778	$41,839	(48)%	$119,887	$124,892	(4)%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands, unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
Region	2020	2019	YoY Change	YoY Change at Constant Currency	2020	2019	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$312,817	$306,250	2%	3%	$894,854	$952,154	(6)%	(5)%
EMEA	232,137	216,639	7%	3%	749,672	806,197	(7)%	(8)%
Asia-Pacific	116,328	129,751	(10)%	(14)%	428,091	503,165	(15)%	(16)%
Total	661,282	652,640	1%	0.02%	2,072,617	2,261,516	(8)%	(8)%

Traffic acquisition costs
Americas	(203,341)	(189,092)	8%	9%	(569,436)	(579,175)	(2)%	(0.5)%
EMEA	(137,384)	(124,939)	10%	6%	(433,206)	(453,530)	(4)%	(5)%
Asia-Pacific	(67,383)	(72,357)	(7)%	(10)%	(244,929)	(282,242)	(13)%	(14)%
Total	(408,108)	(386,388)	6%	4%	(1,247,571)	(1,314,947)	(5)%	(5)%

Revenue ex-TAC (1)
Americas	109,476	117,158	(7)%	(5)%	325,418	372,979	(13)%	(11)%
EMEA	94,753	91,700	3%	(1)%	316,466	352,667	(10)%	(11)%
Asia-Pacific	48,945	57,394	(15)%	(18)%	183,162	220,923	(17)%	(18)%
Total	$253,174	$266,252	(5)%	(6)%	$825,046	$946,569	(13)%	(13)%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	YoY Change	2020	2019	YoY Change
Net income	$46,818	$41,474	13%	$74,689	$95,969	(22)%
Adjustments:
Financial expense	111	1,521	(93)%	1,939	5,749	(66)%
Provision for income taxes	20,254	15,882	28%	32,197	39,496	(18)%
Equity awards compensation expense	8,960	9,089	(1)%	31,425	49,132	(36)%
Research and development	2,482	3,578	(31)%	10,253	15,036	(32)%
Sales and operations	3,662	3,009	22%	12,042	19,301	(38)%
General and administrative	2,816	2,502	13%	9,130	14,795	(38)%
Pension service costs	583	383	52%	2,232	1,556	43%
Research and development	290	188	54%	1,114	760	47%
Sales and operations	103	69	49%	394	283	39%
General and administrative	190	126	51%	724	513	41%
Depreciation and amortization expense	22,140	30,489	(27)%	88,238	93,488	(6)%
Cost of revenue	15,354	12,691	21%	55,935	44,866	25%
Research and development (1)	1,712	5,248	(67)%	10,741	16,508	(35)%
Sales and operations	4,033	10,763	(63)%	16,770	24,914	(33)%
General and administrative	1,041	1,787	(42)%	4,792	7,200	(33)%
Acquisition-related costs	174	—	NM	286	—	NM
General and administrative	174	—	NM	286	—	NM
Restructuring related and transformation costs (2)	4,383	10,661	(59)%	19,989	13,582	47%
Research and development	747	1,704	(56)	4,240	2,000	NM
Sales and operations	2,605	6,614	(61)%	9,398	8,810	7%
General and administrative	1,031	2,343	(56)%	6,351	2,772	NM
Total net adjustments	56,605	68,025	(17)%	176,306	203,003	(13)%
Adjusted EBITDA (3)	$103,423	$109,499	(6)%	$250,995	$298,972	(16)%

(1) For the Twelve Months Ended December 31, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019
($4.0 million in Research and development).
(2) For the Three Months Ended and the Twelve Months Ended December 2020, and December 2019, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
(Gain) from forfeitures of share-based compensation awards	(2,655)	(4,849)	(2,655)	(8,133)
Depreciation and amortization expense	—	(67)	—	1,161
Facilities and impairment related costs	4,158	9,432	12,975	11,080
Payroll related costs	1,422	6,145	5,911	9,474
Consulting costs related to transformation	1,458	—	3,758	—
Total restructuring related and transformation costs	4,383	10,661	19,989	13,582

For the Three Months Ended and the Twelve Months Ended December 31, 2020, the cash outflows related to restructuring related and transformation costs were $3.9 million, and $16.9 million respectively, and were mainly compromised of payroll costs, broker and consulting fees and termination penalties related to facilities.

(3) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring related and transformation costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring related and transformation costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	YoY Change	2020	2019	YoY Change
Research and Development expenses	$(32,797)	$(40,585)	(19)%	$(132,513)	$(172,591)	(23)%
Equity awards compensation expense	2,482	3,578	(31)%	10,253	15,036	(32)%
Depreciation and Amortization expense (1)	1,712	5,248	(67)%	10,741	16,508	(35)%
Pension service costs	290	188	54%	1,114	760	47%
Restructuring related and transformation costs (2)	747	1,704	(56)%	4,240	2,000	NM
Non GAAP - Research and Development expenses	(27,566)	(29,867)	(8)%	(106,165)	(138,287)	(23)%
Sales and Operations expenses	(85,871)	(98,080)	(12)%	(330,285)	(375,477)	(12)%
Equity awards compensation expense	3,662	3,009	22%	12,042	19,301	(38)%
Depreciation and Amortization expense	4,033	10,763	(63)%	16,770	24,914	(33)%
Pension service costs	103	69	49%	394	283	39%
Restructuring related and transformation costs (2)	2,605	6,614	(61)%	9,398	8,810	7%
Non GAAP - Sales and Operations expenses	(75,468)	(77,625)	(3)%	(291,681)	(322,169)	(9)%
General and Administrative expenses	(32,623)	(37,382)	(13)%	(116,395)	(139,754)	(17)%
Equity awards compensation expense	2,816	2,502	13%	9,130	14,795	(38)%
Depreciation and Amortization expense	1,041	1,787	(42)%	4,792	7,200	(33)%
Pension service costs	190	126	51%	724	513	41%
Acquisition related costs	174	—	NM	286	—	NM
Restructuring related and transformation costs (2)	1,031	2,343	(56)%	6,351	2,772	NM
Non GAAP - General and Administrative expenses	(27,371)	(30,624)	(11)%	(95,112)	(114,474)	(17)%
Total Operating expenses	(151,291)	(176,047)	(14)%	(579,193)	(687,822)	(16)%
Equity awards compensation expense	8,960	9,089	(1)%	31,425	49,132	(36)%
Depreciation and Amortization expense (1)	6,786	17,798	(62)%	32,303	48,622	(34)%
Pension service costs	583	383	52%	2,232	1,556	43%
Acquisition-related costs	174	—	NM	286	—	NM
Restructuring related and transformation costs (2)	4,383	10,661	(59)%	19,989	13,582	47%
Total Non GAAP Operating expenses (3)	$(130,405)	$(138,116)	(6)%	$(492,958)	$(574,930)	(14)%

(1) For the Twelve Months Ended December 31, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2)For the Three Months Ended and the Twelve Months Ended December 2020, and December 2019, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
(Gain) from forfeitures of share-based compensation awards	(2,655)	(4,849)	(2,655)	(8,133)
Depreciation and amortization expense	—	(67)	—	1,161
Facilities and impairment related costs	4,158	9,432	12,975	11,080
Payroll related costs	1,422	6,145	5,911	9,474
Consulting costs related to transformation	1,458	—	3,758	—
Total restructuring related and transformation costs	4,383	10,661	19,989	13,582

For the Three Months Ended and the Twelve Months Ended December 31, 2020, the cash outflows related to restructuring related and transformation costs were $3.9 million, and $16.9 million respectively, and were mainly compromised of payroll costs, broker and consulting fees and termination penalties related to facilities.

(3) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring related and transformation costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	YoY Change	2020	2019	YoY Change
Equity awards compensation expense
Research and development	$2,482	$3,578	(31)%	$10,253	$15,036	(32)%
Sales and operations	3,662	3,009	22%	12,042	19,301	(38)%
General and administrative	2,816	2,502	13%	9,130	14,795	(38)%
Total equity awards compensation expense	8,960	9,089	(1)%	31,425	49,132	(36)%

Pension service costs
Research and development	290	188	54%	1,114	760	47%
Sales and operations	103	69	49%	394	283	39%
General and administrative	190	126	51%	724	513	41%
Total pension service costs	583	383	52%	2,232	1,556	43%

Depreciation and amortization expense
Cost of revenue	15,354	12,691	21%	55,935	44,866	25%
Research and development (1)	1,712	5,248	(67)%	10,741	16,508	(35)%
Sales and operations	4,033	10,763	(63)%	16,770	24,914	(33)%
General and administrative	1,041	1,787	(42)%	4,792	7,200	(33)%
Total depreciation and amortization expense	22,140	30,489	(27)%	88,238	93,488	(6)%

Acquisition-related costs
General and administrative	174	—	NM	286	—	NM
Total acquisition-related costs	174	—	NM	286	—	NM

Restructuring related and transformation costs (2)
Research and development	747	1,704	(56)%	4,240	2,000	NM
Sales and operations	2,605	6,614	(61)%	9,398	8,810	7%
General and administrative	1,031	2,343	(56)%	6,351	2,772	NM
Total restructuring related and transformation costs	$4,383	$10,661	(59)%	$19,989	$13,582	47%

(1) For the Twelve Months Ended December 31, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2)For the Three Months Ended and the Twelve Months Ended December 2020, and December 2019, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
(Gain) from forfeitures of share-based compensation awards	(2,655)	(4,849)	(2,655)	(8,133)
Depreciation and amortization expense	—	(67)	—	1,161
Facilities and impairment related costs	4,158	9,432	12,975	11,080
Payroll related costs	1,422	6,145	5,911	9,474
Consulting costs related to transformation	1,458	—	3,758	—
Total restructuring related and transformation costs	4,383	10,661	19,989	13,582

For the Three Months Ended and the Twelve Months Ended December 31, 2020, the cash outflows related to restructuring related and transformation costs were $3.9 million, and $16.9 million respectively, and were mainly compromised of payroll costs, broker and consulting fees and termination penalties related to facilities.

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	YoY Change	2020	2019	YoY Change

Net income	$46,818	$41,474	13%	$74,689	$95,969	(22)%
Adjustments:
Equity awards compensation expense	8,960	9,089	(1)%	31,425	49,132	(36)%
Amortization of acquisition-related intangible assets (1)	2,926	11,513	(75)%	15,520	27,906	(44)%
Acquisition-related costs	174	—	NM	286	—	NM
Restructuring related and transformation costs (2)	4,383	10,661	(59)%	19,989	13,582	47%
Tax impact of the above adjustments	(2,127)	(3,219)	(34)%	(7,738)	(11,190)	(31)%
Total net adjustments	14,316	28,044	(49)%	59,482	79,430	(25)%
Adjusted net income (3)	$61,134	$69,518	(12)%	$134,171	$175,399	(24)%

Weighted average shares outstanding
- Basic	60,336,486	63,430,621		60,876,480	64,305,965
- Diluted	62,348,489	64,655,065		61,818,593	65,598,588

Adjusted net income per share
- Basic	$1.01	$1.10	(8)%	$2.20	$2.73	(19)%
- Diluted	$0.98	$1.08	(9)%	$2.17	$2.67	(19)%

(1) For the Twelve Months Ended December 31, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($4.0 million in Research and development).
(2) For the Three Months Ended and the Twelve Months Ended December 2020, and December 2019, respectively, the Company recognized restructuring related and transformation costs following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
(Gain) from forfeitures of share-based compensation awards	(2,655)	(4,849)	(2,655)	(8,133)
Depreciation and amortization expense	—	(67)	—	1,161
Facilities and impairment related costs	4,158	9,432	12,975	11,080
Payroll related costs	1,422	6,145	5,911	9,474
Consulting costs related to transformation	1,458	—	3,758	—
Total restructuring related and transformation costs	4,383	10,661	19,989	13,582

For the Three Months Ended and the Twelve Months Ended December 31, 2020, the cash outflows related to restructuring related and transformation costs were $3.9 million, and $16.9 million respectively, and were mainly compromised of payroll costs, broker and consulting fees and termination penalties related to facilities.

(3) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring related and transformation costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring related and transformation costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2020	2019	YoY Change	2020	2019	YoY Change

Revenue as reported	$661,282	$652,640	1%	$2,072,617	$2,261,516	(8)%
Conversion impact U.S. dollar/other currencies	(8,493)			3,239
Revenue at constant currency(1)	652,789	652,640	0.02%	2,075,856	2,261,516	(8)%

Traffic acquisition costs as reported	(408,108)	(386,388)	6%	(1,247,571)	(1,314,947)	(5)%
Conversion impact U.S. dollar/other currencies	4,868			(1,605)
Traffic Acquisition Costs at constant currency(1)	(403,240)	(386,388)	4%	(1,249,176)	(1,314,947)	(5)%

Revenue ex-TAC as reported(2)	253,174	266,252	(5)%	825,046	946,569	(13)%
Conversion impact U.S. dollar/other currencies	(3,625)			1,634
Revenue ex-TAC at constant currency(2)	249,549	266,252	(6)%	826,680	946,569	(13)%
Revenue ex-TAC(2)/Revenue as reported	38%	41%		40%	42%

Other cost of revenue as reported	(34,700)	(31,328)	11%	(137,028)	(117,533)	17%
Conversion impact U.S. dollar/other currencies	104			(1,167)
Other cost of revenue at constant currency(1)	(34,596)	(31,328)	10%	(138,195)	(117,533)	18%

Adjusted EBITDA(3)	103,423	109,499	(6)%	250,995	298,972	(16)%
Conversion impact U.S. dollar/other currencies	(3,574)			(3,756)
Adjusted EBITDA(3) at constant currency(1)	$99,849	$109,499	(9)%	$247,239	$298,972	(17)%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	41%	41%		30%	32%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Twelve Months Ended
	December 31,
	2020	2019
Shares outstanding as at January 1,	62,293,508	64,249,084
Weighted average number of shares issued during the period	(1,417,028)	56,881
Basic number of shares - Basic EPS basis	60,876,480	64,305,965
Dilutive effect of share options, warrants, employee warrants - Treasury method	942,113	1,292,623
Diluted number of shares - Diluted EPS basis	61,818,593	65,598,588

Shares issued as at December 31, before Treasury stocks	66,272,106	66,197,181
Treasury stock as of December 31,	(5,632,536)	(3,903,673)
Shares outstanding as of December 31, after Treasury stocks	60,639,570	62,293,508
Total dilutive effect of share options, warrants, employee warrants	7,400,024	7,914,860
Fully diluted shares as at December 31,	68,039,594	70,208,368

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	YoY Change	QoQ Change	Q4 2020	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2019	Q1 2019

Clients	6%	4%	21,460	20,565	20,359	20,360	20,247	19,971	19,733	19,373

Revenue	1%	41%	661,282	470,345	437,614	503,376	652,640	522,606	528,147	558,123
Americas	2%	53%	312,817	204,618	185,674	191,745	306,250	213,937	213,974	217,993
EMEA	7%	38%	232,137	167,800	159,621	190,114	216,639	185,556	194,359	209,643
APAC	(10)%	19%	116,328	97,927	92,319	121,517	129,751	123,113	119,814	130,487

TAC	6%	43%	(408,108)	(284,401)	(257,698)	(297,364)	(386,388)	(301,901)	(304,229)	(322,429)
Americas	8%	56%	(203,341)	(130,756)	(115,317)	(120,022)	(189,092)	(129,047)	(129,491)	(131,545)
EMEA	10%	41%	(137,384)	(97,272)	(90,153)	(108,397)	(124,939)	(103,899)	(107,401)	(117,291)
APAC	(7)%	20%	(67,383)	(56,373)	(52,228)	(68,945)	(72,357)	(68,955)	(67,337)	(73,593)

Revenue ex-TAC (1)	(5)%	36%	253,174	185,944	179,916	206,012	266,252	220,705	223,918	235,694
Americas	(7)%	48%	109,476	73,862	70,357	71,723	117,158	84,890	84,483	86,448
EMEA	3%	34%	94,753	70,528	69,468	81,717	91,700	81,657	86,958	92,352
APAC	(15)%	18%	48,945	41,554	40,091	52,572	57,394	54,158	52,477	56,894

Cash flow from operating activities	(26)%	(14)%	44,080	51,156	33,377	56,743	59,359	43,289	52,964	67,220

Capital expenditures	27%	73%	22,302	12,898	18,532	11,737	17,520	23,944	32,792	23,684

Capital expenditures/Revenue	N.A	N.A	3%	3%	4%	2%	3%	5%	6%	4%

Net cash position	17%	(22)%	488,011	626,744	578,181	436,506	418,763	409,178	422,053	395,771

Headcount	(6)%	(2)%	2,594	2,636	2,685	2,701	2,755	2,794	2,873	2,813

Days Sales Outstanding (days - end of month)	N.A	N.A	56	62	61	62	52	57	58	59

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.